Exhibit 99.1

TIPTREE REPORTS Q4 and FY2019 RESULTS

•	Revenues of $208.5 million for Q4’19 and $772.7 million for FY’19, up 36.8% and 23.5%, respectively from Q4’18 and from FY’18.

•
Net income of $4.2 million for Q4’19, up from $0.1 million in Q4’18, driven by growth in our Insurance operations and improved returns in Tiptree Capital. Net income of $18.4 million for FY’19, down $5.5 million from prior year driven by non-recurring gain from sale of Care in 2018, partially offset by improved performance in Insurance operations and Tiptree Capital.

•
Operating EBITDA(1) of $21.0 million for the quarter and $63.6 million for the year, an increase of 26.5% and 15.8%, respectively, from Q4’18 and FY’18, driven by growth in insurance operations and contributions from our shipping and mortgage operations within Tiptree Capital.

•	Book value per share as of December 31, 2019 was $11.52, which including dividends paid represents a 8.2%(2) year over year return.

•	Declared a dividend of $0.04 per share to stockholders of record on March 23, 2020 with a payment date of March 30, 2020.

New York, New York - March 11, 2020 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a holding company that combines specialty insurance operations with investment management, today announced its financial results for the year ended December 31, 2019.

Summary Consolidated Statements of Operations
($ in millions, except per share information)	Three Months Ended December 31,		Year Ended December 31,
GAAP:	2019	2018	2019	2018
Total revenues	$208.5	$152.4	$772.7	$625.8
Net income attributable to Common Stockholders	$4.2	$0.1	$18.4	$23.9
Diluted earnings per share	$0.11	$0.01	$0.50	$0.69
Cash dividends paid per common share	$0.040	$0.035	$0.155	$0.135

Non-GAAP: (1)
Operating EBITDA	$21.0	$16.6	$63.6	$54.9
Adjusted EBITDA	$19.3	$5.6	$63.0	$28.8
Book value per share	$11.52	$10.79	$11.52	$10.79

(1) For further information relating to the Company’s Operating EBITDA, Adjusted EBITDA and Book value per share, including a reconciliation to GAAP financials, see “—Non-GAAP Reconciliations” below.
(2) Total return per share as of December 31, 2019 defined as cumulative dividends paid of $0.155 per share plus growth in book value per share from December 31, 2018.

Earnings Conference Call
Tiptree will host a conference call on Thursday, March 12, 2020 at 9:00 a.m. Eastern Time to discuss its Q4 and full year 2019 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, March 12, 2020 at 1:00 p.m. Eastern Time, until midnight Eastern on Thursday, March 19, 2020. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13697617.

Financial Overview

2019 and early 2020 highlights include:

Overall:

•	Delivered total annual return of 8.2%, as measured by growth in book value per share plus dividends paid.

•	In 2019, we purchased and retired 1,472,730 shares of our Common Stock for $9.1 million.

•	Increased our dividends for the third consecutive year to $0.155 per share, a 14.8% increase over the prior year.

Tiptree Insurance:

•	Gross written premiums for 2019 were $1,015 million, up 17.0% from the prior year. Net written premiums were $537.2 million, up 15.1%, driven by growth in all product lines.

•	Our insurance investments earned a total return of 5.4%, up from 0.3% from the prior year period, driven primarily by improved mark-to-market on equities and fixed income investments.

•
In January 2020, we acquired Smart AutoCare, a growing vehicle warranty administrator in the United States. The transaction valued the business at $160 million of enterprise value, inclusive of $50 million of earn out consideration, representing a multiple of 8.3x modified cash EBITDA (excluding anticipated revenue and expense synergies).

•
As part of our strategy to grow our insurance operations in Europe, in July 2019, we acquired a majority interest in Defend, an automotive finance and insurance administrator operating in the Czech Republic, Poland, Hungary, Slovakia, and the UK.

Tiptree Capital:

•	Operating EBITDA grew year over year, driven primarily by the inclusion of a full year of our maritime transportation operations and improvements in specialty finance.

•	Increased invested capital, primarily due to additional investments in vessels.

Consolidated Results of Operations
Revenues

For the three months ended December 31, 2019, revenues were $208.5 million, which increased $56.1 million, or 36.8%, over the prior year period. For the year ended December 31, 2019, revenues were $772.7 million, which increased $146.9 million, or 23.5%, over the prior year period. The increase was primarily driven by growth in earned premiums, lower unrealized losses on Invesque, improvements in specialty finance results, the inclusion of revenue from shipping operations and the gain on sale of our CLO management business. Earned premiums were $499.1 million for the year ended December 31, 2019, up $71.3 million, or 16.7%, driven by growth in net written premiums. The combination of unearned premiums and deferred revenues on the balance sheet grew by $174.4 million, or 25.8%, from December 31, 2018 to December 31, 2019 as a result of increased written premiums, primarily in credit protection and warranty programs.

Net Income Available to Common Stockholders

For the three months ended December 31, 2019, net income available to Common Stockholders was $4.2 million, an increase of $4.1 million from the prior year period. The increase was primarily driven by increased investment gains in the period.

For the year ended December 31, 2019, net income available to Common Stockholders was $18.4 million, a decrease of $5.5 million. The decrease was primarily driven by income from discontinued operations of $43.8 million in 2018, which included the gain on sale of Care. This non-recurring gain was offset by improved insurance operating performance, the realized gain on the sale of our CLO management business, and increased realized and unrealized gains on investments in 2019.

Income before taxes (from continuing and discontinued operations)

The table below highlights key drivers impacting our consolidated results on a pre-tax basis. Many of our investments are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these investments to be relatively volatile between periods in contrast to our fixed income securities, which are marked to market through AOCI in stockholders’ equity. On February 1, 2018, we sold our senior living operations to Invesque in exchange for a net of 16.6 million shares of Invesque common stock which resulted in a pre-tax gain on sale of $56.9 million in 2018.

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net realized and unrealized gains (losses)(1)	$0.6	$(7.4)	$9.8	$(14.0)
Net realized and unrealized gains (losses) - Invesque	$0.5	$(10.7)	$(1.2)	$(20.7)
Discontinued operations (Care)(2)	$—	$10.7	$—	$57.5
_________________________
(1) Excludes Invesque, Mortgage realized and unrealized gains and losses and NPLs. The year ended December 31, 2019 includes $7.6 million gain on sale of our CLO business.
(2) Represents Care for the year ended December 31, 2018 including a $56.9 million pre-tax gain on sale.

Non-GAAP

Management uses Operating EBITDA, Adjusted EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA and Adjusted EBITDA provides supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Operating EBITDA for the three months ended December 31, 2019 was $21.0 million compared to $16.6 million for the 2018 period, an increase of $4.4 million, or 26.5%. Operating EBITDA for the year ended December 31, 2019 was $63.6 million, an increase of $8.7 million, or 15.8%. The increase for both periods were driven primarily by improved performance in Tiptree Capital.

Total stockholders’ equity was $411.5 million as of December 31, 2019 compared to $399.3 million as of December 31, 2018, primarily driven by net income, offset by share repurchases and dividends paid. In 2019, Tiptree returned $14.4 million to shareholders through share repurchases and dividends paid. Book value per share for the year ended December 31, 2019 was $11.52, an increase from book value per share of $10.79 as of December 31, 2018. The key drivers of the period-over-period impact were earnings per share and the purchase of 1.5 million shares at an average 40% discount to book value. Those increases were offset by dividends paid of $0.155 per share and officer compensation share issuances.

Results by Segment

Tiptree is a holding company that combines insurance operations with investment management capabilities. Our principal operating subsidiary is a leading provider of specialty insurance products and related services. We also allocate capital across a broad spectrum of businesses, assets and other investments, which we refer to as Tiptree Capital. As such, we classify our business into one reportable segment, specialty insurance, with the remainder of our non-insurance operations aggregated into Tiptree Capital. Corporate activities include holding company interest expense, employee compensation and benefits, and other expenses. The following table presents the components of total pre-tax income including continuing and discontinued operations.

Pre-tax Income

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Tiptree Insurance	$12.6	$2.8	$41.0	$18.6
Tiptree Capital	4.8	(6.6)	21.0	(7.8)
Corporate	(7.5)	(9.4)	(32.9)	(30.6)
Pre-tax income (loss) from continuing operations	$9.9	$(13.2)	$29.1	$(19.8)
Pre-tax income (loss) from discontinued operations (1)	$—	$10.7	$—	$57.5
____________________________

(1)	Represents Care for the year ended December 31, 2018 which includes $56.9 million pre-tax gain on sale.

Operating EBITDA - Non-GAAP (1)
The following tables present the components of Operating EBITDA.

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Tiptree Insurance	$18.8	$19.4	$63.3	$64.5
Tiptree Capital (2)	7.5	2.3	22.8	13.7
Corporate	(5.3)	(5.1)	(22.5)	(23.3)
Operating EBITDA	$21.0	$16.6	$63.6	$54.9
____________________________

(1)	For further information relating to the Company’s Operating EBITDA, including a reconciliation to GAAP pre-tax income, see “—Non-GAAP Reconciliations.”

(2)
Includes discontinued operations related to Care. As of February 1, 2018, invested capital from Care discontinued operations is represented by our investment in Invesque common shares. For more information, see “Note—(3) Dispositions, Assets Held for Sale and Discontinued Operations” in our Form 10-K for the year ended December 31, 2019.

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that allocates capital across a broad spectrum of businesses, assets and other investments. Our principal operating business, Tiptree Insurance, along with its subsidiaries, is a leading provider of specialty insurance, warranty products and related administration services. We also allocate capital to a diverse group of select investments that we refer to as Tiptree Capital. For more information, please visit www.tiptreeinc.com.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)

	As of December 31,
	2019	2018
Assets:
Investments:
Available for sale securities, at fair value	$335,192	$283,563
Loans, at fair value	108,894	215,383
Equity securities	155,378	122,979
Other investments	137,472	75,002
Total investments	736,936	696,927
Cash and cash equivalents	133,117	86,003
Restricted cash	11,473	10,521
Notes and accounts receivable, net	286,968	223,105
Reinsurance receivables	539,833	420,351
Deferred acquisition costs	166,493	170,063
Goodwill	99,147	91,562
Intangible assets, net	47,974	52,121
Other assets	68,510	46,034
Assets held for sale	107,835	68,231
Total assets	$2,198,286	$1,864,918

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$374,454	$354,083
Unearned premiums	754,993	599,444
Policy liabilities and unpaid claims	144,384	131,611
Deferred revenue	94,601	75,754
Reinsurance payable	143,869	117,597
Other liabilities and accrued expenses	172,140	124,190
Liabilities held for sale	102,430	62,980
Total liabilities	$1,786,871	$1,465,659

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common Stock: $0.001 par value, 200,000,000 shares authorized, 34,562,553 and 35,870,348 shares issued and outstanding, respectively	35	36
Additional paid-in capital	326,140	331,892
Accumulated other comprehensive income (loss), net of tax	1,698	(2,058)
Retained earnings	70,189	57,231
Total Tiptree Inc. stockholders’ equity	398,062	387,101
Non-controlling interests - Other	13,353	12,158
Total stockholders’ equity	411,415	399,259
Total liabilities and stockholders’ equity	$2,198,286	$1,864,918

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Earned premiums, net	$134,396	$109,995	$499,108	$427,837
Service and administrative fees	27,558	26,680	106,239	102,315
Ceding commissions	2,458	2,869	9,608	9,651
Net investment income	3,304	5,237	14,017	19,179
Net realized and unrealized gains (losses)	25,122	(3,130)	83,868	28,782
Other revenue	15,730	10,726	59,888	38,062
Total revenues	208,568	152,377	772,728	625,826
Expenses:
Policy and contract benefits	46,425	36,804	170,681	152,095
Commission expense	77,987	68,043	303,057	262,460
Employee compensation and benefits	35,181	29,611	129,479	113,557
Interest expense	6,876	7,078	27,059	27,013
Depreciation and amortization	3,661	3,486	13,569	12,596
Other expenses	28,561	20,547	99,744	77,901
Total expenses	198,691	165,569	743,589	645,622
Income (loss) before taxes from continuing operations	9,877	(13,192)	29,139	(19,796)
Less: provision (benefit) for income taxes	5,311	(4,431)	9,017	(5,909)
Net income (loss) from continuing operations	4,566	(8,761)	20,122	(13,887)
Discontinued operations:
Income (loss) before taxes from discontinued operations	—	—	—	624
Gain on sale of discontinued operations	—	10,676	—	56,860
Less: Provision (benefit) for income taxes		1,387	—	13,714
Net income (loss) from discontinued operations	—	9,289	—	43,770
Net income (loss) before non-controlling interests	4,566	528	20,122	29,883
Less: net income (loss) attributable to non-controlling interests - TFP	—	—	—	5,500
Less: net income (loss) attributable to non-controlling interests - Other	419	363	1,761	450
Net income (loss) attributable to Common Stockholders	$4,147	$165	$18,361	$23,933

Net income (loss) per Common Share:
Basic, continuing operations, net	$0.12	$(0.25)	$0.52	$(0.38)
Basic, discontinued operations, net	—	0.26	—	1.07
Basic earnings per share	$0.12	$0.01	$0.52	$0.69

Diluted, continuing operations, net	0.11	(0.25)	0.50	(0.38)
Diluted, discontinued operations, net	—	0.26	—	1.07
Diluted earnings per share	$0.11	$0.01	$0.50	$0.69

Weighted average number of Common Shares:
Basic	34,562,219	35,921,632	34,578,292	34,715,852
Diluted	34,578,357	35,921,632	34,578,292	34,715,852

Dividends declared per Common Share	$0.040	$0.035	$0.16	$0.14

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The Company defines Adjusted EBITDA as GAAP net income of the Company adjusted to add (i) corporate interest expense, consolidated income taxes and consolidated depreciation and amortization expense, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, and (iv) any significant non-recurring expenses. Operating EBITDA represents Adjusted EBITDA plus stock based compensation expense, less realized and unrealized gains and losses and less third party non-controlling interests. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income.

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss) attributable to Common Stockholders	$4.2	$0.1	$18.4	$23.9
Add: net (loss) income attributable to noncontrolling interests	0.4	0.4	1.7	6.0
Less: net income from discontinued operations	—	9.3	—	43.8
Income (loss) from continuing operations	$4.6	$(8.8)	$20.1	$(13.9)
Corporate debt related interest expense(1)	4.8	4.9	19.7	18.2
Consolidated income tax expense (benefit)	5.3	(4.4)	9.0	(5.9)
Depreciation and amortization expense(2)	3.6	3.4	13.1	11.6
Non-cash fair value adjustments(3)	(0.7)	(0.5)	(3.1)	(0.4)
Non-recurring expenses(4)	1.7	0.3	4.2	2.4
Adjusted EBITDA from continuing operations	$19.3	$(5.1)	$63.0	$12.0
Add: Stock based compensation expense	1.9	2.9	6.4	6.7
Add: Vessel depreciation, net of capital expenditures	1.0	0.9	2.9	0.9
Less: Realized and unrealized gains (losses)(5)	1.1	(18.1)	8.6	(34.7)
Less: Third party non-controlling interests(6)	0.1	0.2	0.1	—
Operating EBITDA from continuing operations	$21.0	$16.6	$63.6	$54.3

Income (loss) from discontinued operations	$—	$9.3	$—	$43.8
Consolidated income tax expense (benefit)	—	1.4	—	13.7
Non-cash fair value adjustments (3)	—	—	—	(40.7)
Adjusted EBITDA from discontinued operations	$—	$10.7	$—	$16.8
Less: Realized and unrealized gains (losses) (5)	—	10.7	—	16.2
Operating EBITDA from discontinued operations	$—	$—	$—	$0.6
Total Adjusted EBITDA	$19.3	$5.6	$63.0	$28.8
Total Operating EBITDA	$21.0	$16.6	$63.6	$54.9
_______________________________

(1)
Corporate debt interest expense includes interest expense from secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in Tiptree Insurance and Tiptree Capital is not added-back for Adjusted EBITDA and Operating EBITDA.

(2)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at our insurance companies. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our insurance companies increased EBITDA above what the historical basis of accounting would have generated.

(3)
For our insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(4)
Acquisition, start-up and disposition costs, including debt extinguishment, legal, taxes, banker fees and other costs. In 2018, includes payments pursuant to a separation agreement, dated November 10, 2015.

(5)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs, as those are recurring in nature and align with those business models.
(6)	Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The tables below present Adjusted EBITDA and Operating EBITDA by business component.

	Three Months Ended December 31, 2019
($ in millions)	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$12.6	$4.8	$(7.5)	$9.9
Adjustments:
Corporate debt related interest expense(2)	3.3	—	1.5	4.8
Depreciation and amortization expenses(3)	2.1	1.3	0.2	3.6
Non-cash fair value adjustments(4)	—	(0.7)	—	(0.7)
Non-recurring expenses(5)	2.0	—	(0.3)	1.7
Adjusted EBITDA	$20.0	$5.4	$(6.1)	$19.3
Add: Stock-based compensation expense	1.1	—	0.8	1.9
Add: Vessel depreciation, net of capital expenditures	—	1.0	—	1.0
Less: Realized and unrealized gain (loss)(6)	2.3	(1.2)	—	1.1
Less: Third party non-controlling interests(7)	—	0.1	—	0.1
Operating EBITDA	$18.8	$7.5	$(5.3)	$21.0

	Year Ended December 31, 2019
($ in millions)	Tiptree Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$41.0	$21.0	$(32.9)	$29.1
Adjustments:
Corporate debt related interest expense(2)	13.4	—	6.3	19.7
Depreciation and amortization expense(3)	8.6	3.8	0.7	13.1
Non-cash fair value adjustments(4)	—	(3.1)	—	(3.1)
Non-recurring expenses(5)	3.7	0.2	0.3	4.2
Adjusted EBITDA	$66.7	$21.9	$(25.6)	$63.0
Add: Stock based compensation expense	3.1	0.2	3.1	6.4
Add: Vessel depreciation, net of capital expenditures	—	2.9	—	2.9
Less: Realized and unrealized gains (losses)(6)	6.5	2.1	—	8.6
Less: Third party non-controlling interests(7)	—	0.1	—	0.1
Operating EBITDA	$63.3	$22.8	$(22.5)	$63.6

	Three Months Ended December 31, 2018
($ in millions)	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$2.8	$(6.6)	$(9.4)	$(13.2)
Pre-tax income/(loss) from discontinued operations(1)	—	10.7	—	10.7
Adjustments:
Corporate debt related interest expense(2)	3.2	—	1.7	4.9
Depreciation and amortization expenses(3)	2.2	1.1	0.1	3.4
Non-cash fair value adjustments(4)	—	(0.5)	—	(0.5)
Non-recurring expenses(5)	0.3	(1.5)	1.5	0.3
Adjusted EBITDA	$8.5	$3.2	$(6.1)	$5.6
Add: Stock-based compensation expense	1.9	—	1.0	2.9
Add: Vessel depreciation, net of capital expenditures	—	0.9	—	0.9
Less: Realized and unrealized gain (loss)(6)	(9.0)	1.6	—	(7.4)
Less: Third party non-controlling interests(7)	—	0.2	—	0.2
Operating EBITDA	$19.4	$2.3	$(5.1)	$16.6

	Year Ended December 31, 2018
($ in millions)	Tiptree Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$18.6	$(7.8)	$(30.6)	$(19.8)
Pre-tax income/(loss) from discontinued operations(1)	—	57.5	—	57.5
Adjustments:
Corporate debt related interest expense(2)	13.2	—	5.0	18.2
Depreciation and amortization expenses(3)	9.8	1.6	0.2	11.6
Non-cash fair value adjustments(4)	—	(41.1)	—	(41.1)
Non-recurring expenses(5)	3.1	—	(0.7)	2.4
Adjusted EBITDA	$44.7	$10.2	$(26.1)	$28.8
Add: Stock based compensation expense	3.8	0.1	2.8	6.7
Add: Vessel depreciation, net of capital expenditures	—	0.9	—	0.9
Less: Realized and unrealized gains (losses)(6)	(16.0)	(2.5)	—	(18.5)
Less: Third party non-controlling interests(7)	—	—	—	—
Operating EBITDA	$64.5	$13.7	$(23.3)	$54.9
_______________________________
The footnotes below correspond to the tables above, under “—Adjusted EBITDA and Operating EBITDA - Non-GAAP”

(1)
Includes discontinued operations related to Care. For more information, see “Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations” in our Form 10-K for the year ended December 31, 2019.

(2)
Corporate debt interest expense includes interest expense from secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in Tiptree Insurance and Tiptree Capital is not added-back for Adjusted EBITDA and Operating EBITDA.

(3)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at our insurance companies. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our insurance companies increased EBITDA above what the historical basis of accounting would have generated.

(4)
For our insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(5)
Acquisition, start-up and disposition costs, including debt extinguishment, legal, taxes, banker fees and other costs. In 2018, includes payments pursuant to a separation agreement, dated November 10, 2015.

(6)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs, as those are recurring in nature and align with those business models.
(7)	Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in millions, except per share information)	As of December 31,
	2019	2018
Total stockholders’ equity	$411.5	$399.3
Less non-controlling interests - other	13.4	12.2
Total stockholders’ equity, net of non-controlling interests - other	$398.1	$387.1

Total Common Shares outstanding	34.6	35.9

Book value per share	$11.52	$10.79